Exhibit 9

                                    AGREEMENT


      This Agreement dated June 30, 1999 (the "Agreement"), is between Amadeo, Inc., a Delaware corporation ("Amadeo") and Amadeo Trust, a New York trust ("Trust").

      WHEREAS, Amadeo is the owner of the following securities issued by Bank of America Auto Owner Trust 1999-A:

            $2,750,000,000 initial principal balance of the 5.305% Class A-1
               Asset-Backed Notes;

            $2,904,000,000 initial principal balance of the 5.854% Class A-2
               Asset-Backed Notes,

            $2,410,000,000 initial principal balance of the 6.410% Class A-3
               Asset-Backed Notes,

            $508,231,929 initial principal balance of the 6.540% Class A-4
               Asset-Backed Notes (collectively, the "NOTES"),

            $385,168,206 initial principal balance of 6.930% Class B
               Asset-Backed Certificates (the "CERTIFICATE"); and

            the Residual Certificate (the Notes, Certificate and Residual
               Certificate, collectively, the "SECURITIES"); and

      WHEREAS, Amadeo desires to contribute the Securities to the Trust in exchange for 9,000,000 Units of the Trust, representing 100% of the undivided fractional interests in the Trust;

      NOW, THEREFORE, in consideration of the premises herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Capitalized terms used in this Agreement and not otherwise defined have the same meanings assigned to such terms in the Trust Indenture and Agreement dated June 30, 1999 among NationsBank, N.A., as trustee, Amadeo, as depositor, and NationsBank, N.A., in its individual capacity.

      Section 2. Amadeo hereby conveys free and clear fee title to the Securities to the Trust, free and clear of all liens, encumbrances and any other interests.

      Section 3. Amadeo represents that it is acquiring the Units for investment purposes and not with a view to sale or public distribution.

      Section 4. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                    AMADEO, INC.



                                    By: /s/ Paulette M. Mehas
                                       -----------------------------------------
                                       Name: Paulette M. Mehas
                                       Title: President


                                    AMADEO TRUST

                                    By: NationsBank, N.A., Trustee

                                    By: /s/ Suzanne W. Castleberry
                                       -----------------------------------------
                                       Name: Suzanne W. Castleberry
                                       Title: Vice President



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